Exhibit 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”), effective as of December 15, 2020, is by and among TechPrecision Corporation, a Delaware corporation (“Parent”), Stadco New Acquisition, LLC, a Delaware limited liability company (“Purchaser”), Stadco, a California corporation (the “Company”), Stadco Acquisition, LLC, a California limited liability company (“Holdco”), and Douglas A. Paletz, as stockholders representative (the “Stockholders Representative”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement (as defined below).

BACKGROUND

WHEREAS, whereas Parent, Purchaser, the Company, Holdco, Stockholders Representative, and the Stockholders entered into that certain Stock Purchase Agreement dated as of October 16, 2020 (the “Purchase Agreement”); and

WHEREAS, Parent, Purchaser, the Company, Holdco, and the Stockholders Representative now desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Amendment of Section 8.2(h). Section 8.2(h) of the Purchase Agreement is hereby deleted in its entirety and replaced with “Reserved.”

2.       Extension of Certain Dates. Section 3.1, Section 10.1(c), and Section 10.1(d) of the Purchase Agreement are hereby amended to replace December 1, 2020 in Section 3.1 and December 31, 2020 in Sections 10.1(c) and 10.1(d) with the date February 28, 2021.

3.       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, portable document format or other electronic means shall be effective and binding as delivery of a manually executed counterparty to this Amendment.

4.       Governing Law and Jurisdiction. This Amendment shall be governed by and shall be construed in accordance with the laws of the State of Delaware. All parties hereto submit to the jurisdiction of any court, state or federal, sitting in the State of Delaware to adjudicate any dispute hereunder.

5.       No Other Changes. Except as modified by this Amendment, the Purchase Agreement is agreed to be, shall remain, in full force and effect without change.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Stock Purchase Agreement on the day and year first above written.

PARENT:

TECHPRECISION CORPORATION, a Delaware corporation

By:	/s/ Alexander Shen
Name:	Alexander Shen
Title:	Chief Executive Officer

PURCHASER:

STADCO NEW ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Alexander Shen
Name:	Alexander Shen
Title:	Chief Executive Officer

COMPANY:

STADCO, a California corporation

By:	/s/ Douglas A. Paletz
Name:	Douglas A. Paletz
Title:	President

HOLDCO:

STADCO Acquisition, LLC, a California limited liability company

By:	/s/ Babak Parsi
Name:	Babak Parsi
Title:	President

STOCKHOLDERS REPRESENTATIVE:

/s/ Douglas A. Paletz
Douglas A. Paletz, as Stockholders R presentative